Exhibit 99.5
CLIENT LETTER

NEBRASKA BOOK COMPANY, INC.

Offer to Exchange $200,000,000 principal amount of
10% Senior Secured Notes due 2011, for
$200,000,000 principal amount of 10% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933.

To Our Clients:

Enclosed for your consideration is a prospectus, dated [          ], 2010 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Nebraska Book Company, Inc., a Kansas corporation (the “Company”), to exchange its 10% Senior Secured Notes due 2011 and the associated guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 10% Senior Secured Notes due 2011 and the associated guarantees (together, the “Original Notes”), which are not registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy obligations of the Company contained in the Registration Rights Agreement, dated as of October 2, 2009, by and among the Company, the Guarantors, as defined therein, J.P. Morgan Securities Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Piper Jaffray & Co.

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange offer will expire at 5:00 p.m., New York City time, on [          ], 2010, unless extended by the Company (the “Expiration Date”). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Notes;

2. The Exchange Offer is subject to conditions set forth in the Prospectus in the section captioned “The exchange offer— Material conditions to the exchange offer;”

3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company; and

4. Any transfer taxes incident to the transfer of the Original Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

IF YOU WISH TO TENDER YOUR ORIGINAL NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Original Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all the Original Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to its Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Original Notes held by you for the account of the undersigned as indicated below:

•	The aggregate face amount of Original Notes held by you for the account of the undersigned is (fill in amount):

$      of 10% Senior Secured Notes due 2011.

•	With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box)

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes (in denominations of $2,000 and any integral multiple of $1,000 in excess thereof) to be tendered (if any)):

$      of 10% Senior Secured Notes due 2011.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by your signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Original Notes; (b) to make such agreements, representations and warranties, on behalf of the undersigned, as are set forth in the Letter of Transmittal; and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Original Notes.

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date:

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